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                                 EXHIBIT 10.13

[1/1/96 Restatement]



                             FRONTIER CORPORATION

                     SUPPLEMENTAL RETIREMENT SAVINGS PLAN



          FRONTIER CORPORATION hereby amends, restates and continues, effective January 1, 1996, its Supplemental Retirement Savings Plan to permit eligible Employees to defer a portion of their compensation under this Plan as a supplement to contributions made to the Frontier Group Employees' Retirement Savings Plan.


                                ARTICLE ONE

                                Definitions
                                -----------

1.1 "Board" means the Board of Directors of Frontier Corporation or any committee of the Board of Directors authorized to act on behalf of the Board. Any such Board committee shall be composed of at least three members of the Board of Directors. As used in this Plan the term "Board-appointed committee" means any other committee appointed by the Board which need not be comprised of at least three Board members but may include or consist entirely of management personnel who are not members of the Board.

1.2 "Code" means the Internal Revenue Code of 1986, as amended, and regulations issued thereunder.

1.3 "Committee" means a Board-appointed committee delegated authority with respect to the management of the Plan or any assets set aside for the purpose of assisting any Participating Company meet its obligations to pay Plan benefits.

1.4       "Company" means Frontier Corporation.

1.5 "Compensation" means compensation as defined in ERSP but without regard to the limitations prescribed in Code Section 401(a)(17).

1.6 "Effective Date" means January 1, 1988. The effective date of this restatement is January 1, 1996.
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1.7       "Employee" means any management or highly compensated employee of a
          Participating Company who is eligible to participate in ERSP but whose contributions to ERSP are limited by the Code.

1.8 "ERSP" means the Frontier Group Employees' Retirement Savings Plan as amended from time to time.

1.9 "Participating Company" means the Company and any affiliated company participating in ERSP whose employees are eligible to participate in this Plan.

1.10      "Plan" means this Frontier Corporation Supplemental Retirement Savings
          Plan.

1.11      "Plan Year" means the calendar year.

1.12      "Trustee" means Marine Midland Bank, N.A.


                                  ARTICLE TWO

                                Purpose of Plan
                                ---------------

2.1 The purpose of this Plan is to afford eligible Employees the opportunity to defer into this Plan the contributions that otherwise would have been permitted into ERSP but for certain contribution or compensation limits imposed by the Internal Revenue Code and for the Participating Companies to contribute additional amounts on behalf of these Employees.


                                 ARTICLE THREE

                                  Eligibility
                                  -----------

3.1 Every Employee eligible to participate in ERSP shall be entitled to participate in this Plan provided that (a) such Employee's contributions to ERSP have been capped by one or more of the Code's contribution or compensation limits, (b) such Employee belongs to a select group of management or highly-compensated employees as provided for in Title I of ERISA, and (c) such Employee is a "highly compensated employee" as this term is defined from time to time under Code Section 414(q).
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                                      -3-

                                 ARTICLE FOUR

                                 Contributions
                                 -------------

4.1       Employee Contributions.  An eligible Employee may contribute to this
          ----------------------
          Plan in a Plan Year any amount up to the maximum percentage of his or her Compensation permitted under ERSP for the Year without taking into account ERSP's compensation or dollar contribution limits required under Code Sections 401(a)(17) or 415, reduced by the Employee's maximum permissible salary reduction contributions to ERSP for the Plan Year. All Employee contributions shall be made by salary reduction as determined under Section 4.3.

4.2       Participating Company Contributions.
          -----------------------------------

          (a)  Matching Contributions.  If any portion of an eligible Employee's
               ----------------------
          contributions under Section 4.1 consists of amounts that would have been matched by a Participating Company under ERSP but for a Code limitation on contributions, the Participating Company will make matching contributions under this Plan with respect to such amounts at the same level and under the same terms as specified in ERSP. Any limitation on matching contributions that are not attributable to Code limitations (e.g., ERSP's cap on the maximum Participating Company
                       ----
          match) shall apply to contributions made under this Plan. If an eligible Employee contributes to both this Plan and ERSP, the Participating Company's total matching contributions under both plans shall not exceed the total matching contributions the Participating Company would have made if all of the Employee's contributions were made to ERSP, assuming that all of the eligible Employee's Compensation were taken into account.

          (b)  Fixed Contributions.  A Participating Company shall contribute on
               -------------------
          behalf of each of its eligible Employees an amount equal to 0.5 percent of the Employee's payroll period Compensation as it would have made to ERSP on the Employee's behalf were it not for Code limitations imposed on such ERSP contributions less the amounts it actually contributed to ERSP taking into account the Code limitations.

          (c)  Discretionary Contributions.  Each year a Participating Company
               ---------------------------
          shall contribute a discretionary contribution on behalf of each of its eligible Employees in an amount it would have made to
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                                      -4-

          ERSP but for Code limits on ERSP's discretionary contributions less the amount of discretionary contributions it actually contributed to ERSP on behalf of an eligible Employee.

          In addition, a Participating Company may contribute on behalf of each of its eligible Employees a lump sum supplemental contribution intended to bring the level of aggregate Participating Company contributions under ERSP and this Plan to the level that had been contributed by the Participating Company on the Employee's behalf under a predecessor plan to ERSP.

4.3       Deferral Election for Employee Contributions.  An eligible Employee
          --------------------------------------------
          may defer compensation under this Plan only by making a written election with his or her Participating Company before the beginning of the calendar year for which the deferrals will be effective. Such written election shall include (a) the amount to be deferred; (b) the time as of which the deferral is to commence; and (c) the form that benefit payments from the Plan will take. The terms of this election shall be irrevocable except that a new election form may be filed with respect to future deferrals under such terms as the eligible Employee may elect and except that the form of benefit payments may be changed consistent with Section 6.1.

4.4       Coordination of Deferrals with ERSP.  No contributions may be
          -----------------------------------
          allocated to an Employee's account in this Plan for a Plan Year unless the Employee has first contributed to ERSP for the Plan Year the maximum amount he or she is entitled to contribute to ERSP. In order to satisfy the various contribution limits and antidiscrimination tests applicable to ERSP, the Committee may, in its sole discretion, require some or all of the eligible Employees in this Plan to make all salary reduction contributions for both plans initially to this Plan as follows: prior to the beginning of a Plan Year an affected Employee shall make two deferral elections, one for his or her total salary reductions for the Plan Year, all of which shall initially be contributed to this Plan and the second for the contributions to ERSP in an amount equal to the greater of the statutorily permissible amount or the total salary reduction contributions for the Plan Year. All of such contributions plus all of a Participating Company's matching contributions shall remain in this Plan through the end of the Plan Year. By the January 31 following the end of the Plan Year
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                                      -5-


          the Committee shall complete all of the required testing under ERSP. By the March 31 following the Plan Year end the Committee shall, as elected by the Employee, either (1) transfer from this Plan all contributions (including matching contributions but not earnings on any contributions) that may be contributed to ERSP for the Plan Year or (2) distribute such amount to the Employee in cash. The amounts not transferred out of this Plan in accordance with the preceding sentence shall be retained in this Plan and paid out in accordance with the Employee's deferral election.



                                 ARTICLE FIVE

                          Investment of Contributions
                          ---------------------------

5.1       Investment of Deferred Amounts.  The Participating Company of an
          ------------------------------
          eligible Employee shall have the ultimate obligation to pay out all deferred amounts plus the earnings thereon in accordance with the terms of this Plan. The Trustee shall be empowered to invest such amounts and any earnings thereon in such investments (not to include securities of the Trustee) as may be designated by the Committee.

          All Participating Company contributions and the earnings on them that would have been invested in Frontier Corporation common stock under ERSP shall be invested in Frontier Corporation common stock until the fifth anniversary of the date of investment (the "Restricted Stock"). At the expiration of the five year period, the Restricted Stock in an eligible Employee's account shall lose its investment restriction and may be invested, along with all other amounts in his or her account, among all investments made available from time to time by the Committee. For this purpose, an eligible Employee may express a preference to the Committee on how he or she would prefer to have his or her accounts invested among the investment choices made available from time to time by the Committee. An eligible Employee may also elect a preference for changing the investment of his or her account as frequently as the Committee in its sole discretion may permit. All such preferences shall be made pursuant to such procedures as the Committee shall adopt.

          In order to meet its obligations under this Plan, the Company may appoint a Trustee and direct such Trustee
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                                      -6-


          to establish individual investment accounts for each eligible Employee. The Trustee shall be empowered to invest such accounts and any earnings thereon in such investments (not to include securities of the Trustee) as may be designated by the Committee. In the event a Trustee is appointed to invest eligible Employee accounts, the Committee shall be responsible for directing how the accounts are to be invested, taking into account Employee preferences. If no Trustee is appointed, the Committee shall establish bookkeeping accounts and credit earnings to such accounts in accordance with such investment benchmarks as may be established from time to time.

5.2       Rollover of Other Deferred Compensation Accounts.  The Committee in
          ------------------------------------------------
          its sole discretion may direct the transfer of amounts deferred by an eligible Employee under another unfunded deferred compensation plan of a Participating Company to the eligible Employee's account under this Plan. Such transfer shall be made for the purpose of commonly investing the deferred amounts under a single trust agreement. Any such transfer of assets shall be permitted only to the extent that the assets are of a type in which the Trustee can invest under this Plan. No transfer of assets shall change the terms of any deferred compensation election made by the eligible Employee with respect to such transferred assets. However, to the extent consistent with any election on the other unfunded deferred compensation arrangement's election form, the terms of this Plan and its associated trust agreement shall govern such transferred amounts.

5.3       Limitations on Assignment of Benefits.  The Company's purpose in
          -------------------------------------
          creating separate participant accounts is to provide comfort to eligible Employees that the deferred amounts will be available to pay benefits when due. However, each eligible Employee's account under the trust shall be subject to the claims of his or her Participating Company's creditors in the event of the Participating Company's insolvency or bankruptcy as provided in the trust agreement. Notwithstanding the foregoing, the benefits payable under this Plan shall not revert to a Participating Company or be subject to the Participating Company's creditors prior to insolvency or bankruptcy, nor shall they be subject in any way to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind by the eligible Employee, his or her beneficiary or the creditors of either, including any
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                                      -7-


          such liability as may arise from the eligible Employee's bankruptcy.

5.4       Unfunded Nature of Plan.  Notwithstanding any investment arrangements
          -----------------------
          that may be established, it is intended that this Plan shall be treated as an unfunded plan of deferred compensation as this term is used in Title I of ERISA and it shall be administered accordingly.


                                  ARTICLE SIX

                                   Benefits
                                   --------

6.1       Timing and Form of Benefit Payments.  The amounts accumulated in an
          -----------------------------------
          eligible Employee's account shall be paid in full or shall commence within 30 days of termination of employment. Account balances may be made in cash or in property in either a lump sum or in monthly installment payments of substantially equal amounts for a specified number of years not in excess of twenty. The election of the form of payment shall be made initially at the time of the deferral election as specified in Section 4.3. The form of payment may be changed by an Employee's written election to the Committee at any time up to 36 months prior to termination of employment. Any change made within 36 months of an Employee's termination date shall be disregarded by the Committee.

6.2       Death Benefits.  In the event of an eligible Employee's death, his or
          --------------
          her account balance shall be payable to his or her designated beneficiary which may be a natural person, a trust or an estate. An eligible Employee shall designate his or her beneficiary in writing on a form acceptable to the Committee. The eligible Employee may specify the form of payment to be made to the designated beneficiary. If no election is made, the payment shall be made in a lump sum amount. If the Employee makes the designation, the form of payment may be any form that would have been available to the eligible Employee under
          Section 6.1 had the eligible Employee lived and been eligible to receive benefits. The filing of any beneficiary designation form shall have the effect of automatically revoking any beneficiary designation form filed previously. The consent of a previously-designated beneficiary shall not be a prerequisite for an eligible Employee to file a new beneficiary designation form.
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                                      -8-

          All death benefits shall commence or be made in full as soon as administratively practicable following the date of the eligible Employee's death. If a beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to this Plan shall be paid to the spouse of the eligible Employee if living at the time of payment, otherwise in equal shares to such children of the eligible Employee as may be living at the time of payment; provided, however, that if there is no surviving spouse or child at the time of payment, such payment shall be made to the estate of the eligible Employee. All payments made under the preceding sentence shall be made in a lump sum amount.

6.3       Hardship Withdrawals.  Notwithstanding the payment terms set forth in
          --------------------
          an eligible Employee's deferral election, benefits may be paid earlier in the case of an unforeseeable emergency. For this purpose, an unforeseeable emergency means an unanticipated emergency that is caused by an event beyond the control of the eligible Employee or the Employee's beneficiary and that would result in severe financial hardship to the affected individual if early withdrawal were not permitted. The amount that may be paid under this section is limited to the amount necessary to meet the emergency.

6.4       Source of Benefit Payments.  Subject to the claims of a Participating
          --------------------------
          Company's creditors, the Trustee shall pay benefits in accordance with the Committee's directions. If the Trustee holds insufficient funds to pay the deferred amounts, adjusted for the earnings (and losses) on them, each Participating Company shall have the obligation to pay such amounts to its eligible Employees. Such payments shall be made from the general assets of the Participating Company.
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                                      -9-

                                 ARTICLE SEVEN

                         Administration and Procedures
                         -----------------------------

7.1       Plan Administration.  The Board, Trustee, and the committees
          -------------------
          established to administer the Plan possess certain specified powers, duties, responsibilities and obligations under the Plan and Trust. It is intended under this Plan that each be solely responsible for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another.

7.2       Establishment of Accounts.  The Committee shall establish and maintain
          -------------------------
          individual accounts for each eligible Employee, which accounts shall record all activities with respect to the accounts, including contributions, adjustments for earnings (and losses), and withdrawals. The Committee shall determine the benefits due each Employee from this Plan and shall direct them to be paid by a Participating Company or the Trustee accordingly.

7.3       Decisions of Committee.  The decisions made by, and the actions taken
          ----------------------
          by, the Committee in the administration of this Plan shall be final and conclusive on all persons. Except for their wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties, the members of the Committee shall not be subject to individual liability with respect to this Plan.

7.4       Committee Communications.  The Committee shall inform each Employee of
          ------------------------
          any deferral, investment and beneficiary elections which the Employee may possess and shall record such choices along with such other information as may be necessary to administer the Plan.



                                 ARTICLE EIGHT

                           Amendment and Termination
                           -------------------------

8.1       Company's Authority.  While it intends to maintain this Plan in
          -------------------
          conjunction with ERSP for as long as necessary to achieve its purposes, the Company reserves the right to amend or to terminate the Plan at any time for whatever reason it may deem appropriate. No Plan amendment shall accelerate the payment of amounts previously deferred or provide for additional benefits.

8.2       Participating Company Obligations for Benefits.  Notwithstanding the
          ----------------------------------------------
          preceding Section, the Participating Companies hereby make a contractual commitment to pay to their respective Employees the benefits accrued under this Plan to the extent they are financially capable of meeting such obligations.


                                 ARTICLE NINE

                                 Miscellaneous
                                 -------------

9.1       Relationship to Employment.  Nothing contained in this Plan shall be
          --------------------------
          construed as a contract of employment between a Participating Company and an Employee, or as a right of any Employee to be continued in the employment of a Participating Company, or as a limitation on the right of a Participating Company to discharge any of its Employees, with or without cause.

9.2       Coordination with ERSP.  If questions concerning the interpretation or
          ----------------------
          administration of this Plan arise that are not governed by the terms set forth in this document, or that are governed by this Plan but are ambiguous, the terms of ERSP will govern to the extent they are consistent with the terms and purposes of this Plan.

9.3       Governing Law.  This Plan shall be interpreted and enforced in
          -------------
          accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized officer this 19th day of December 1996.



          FRONTIER CORPORATION



             By:    /s/ Josephine S. Trubek
                    Josephine S. Trubek
                    Corporate Secretary